GUARANTY

     THIS GUARANTY is made this 9th day of February, 2000, among TECHDYNE, INC., a Florida corporation (the "Guarantor"), and THE PROVIDENT BANK, an Ohio banking corporation ("Lender"), under the following circumstances:

     WHEREAS, Lender has entered into an Asset Based Loan and Security Agreement ("the Loan Agreement") committing Lender to loan up to the principal sum of FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS ($5,500,000.00) (the "Guarantor Loan") to Guarantor.

     WHEREAS, Lender has previously entered into an Asset Based Loan and Security Agreement (the "Lytton Agreement") with an affiliate of Guarantor, Lytton Incorporated ("Borrower"), which Lytton Agreement was dated April 14, 1995 and amended July 31, 1997, April 29, 1998, September 8, 1998, June 30, 1999 and February 9, 2000.

     WHEREAS, the indebtedness under the Lytton Agreement is evidenced by
(a) Borrower's Amended and Restated Revolving Asset Promissory Note in the amount of $3,000,000.00, (b) Borrower's Amended and Restatead Term Loan Promissory Note in the amount of $1,400,000.00, and (c) Borrower's Amended and Restated Equipment Acquisition Promissory Note in the amount of $500,000.00, each of which are hereinafter collectively referred to as the "Lytton Notes".

     WHEREAS, Secured Party has agreed, in connection with the Guarantor Loan, to reduce the interest rates charged under the Lytton Notes.

     WHEREAS, the ability of Borrower to borrow from time to time under the Lytton Agreement at a reduced interest rate will benefit Guarantor as an affiliate of Borrower and is necessary and convenient to the conduct, promotion and attainment of the business of Guarantor.

     WHEREAS, Guarantor has determined reasonably and in good faith that it has adequate capital to conduct business as presently conducted and as proposed to be conducted and that it will be able to meet its obligations hereunder and in respect of its other existing and future indebtedness and liabilities as and when the same shall become due and payable.

     WHEREAS, Guarantor has determined that the execution and delivery of this Agreement are to its advantage and benefit taking into account all relevant facts and circumstances.

     WHEREAS, as an inducement to Lender to reduce the interest rates charged to Borrower under the Lytton Notes, the Guarantor is willing to guaranty all obligations of the Borrower under the Lytton Notes and to execute and deliver this Guaranty.

     NOW, THEREFORE, Guarantor and Lender agree as follows:

     Section 1. Representations and Warranties.  Guarantor hereby represents
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and warrants as follows:

     (a) Guarantor is a corporation duly organized, existing and in good standing under the laws of the State of Florida and is authorized to do business in Ohio. Guarantor has the power to own its own properties and to carry on its business as now being conducted;

     (b) the execution of this Guaranty has been fully authorized by Guarantor and the officer so executing same has been duly authorized;

     (c) this Guaranty is a legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms except as enforcement of such terms may be limited by (i) bankruptcy, insolvency or similar laws affecting enforcement of creditors' rights generally and (ii) equitable principles which may limit the availability of the remedy of specific performance or other equitable remedies;

     (d) the execution, delivery and performance of this Guaranty do not and will not violate or contravene the Articles of Incorporation or By-Laws of Guarantor, any authority having the force of law or any material indenture, agreement or other instrument to which the Guarantor is a party or by which the Guarantor or any of its property or assets is or may be bound or materially affected.

     (e) The value of the benefits received and to be received by Guarantor as a result of Borrower and Lender entering into a modification of the Lytton Agreement is reasonably worth at least as much as the liability and obligation of Guarantor thereunder and such liability and obligation and the Lytton Agreement have benefited and may reasonably be expected to benefit Guarantor directly and indirectly and are necessary to the conduct, promotion and attainment of business of Guarantor.

     (f) The statements set forth in the recitals to this Agreement are true and correct.

     Section 2.  Statement of Guaranty.  Guarantor hereby absolutely and
     ---------   ---------------------
unconditionally guarantees prompt payment when due of any and all existing and future indebtedness or liability of every kind, nature or character (including, without limitation, principal, interest, all costs of collection, and attorneys' fees) owing to Lender by Borrower, whether direct or indirect, absolute or contingent, joint or several, whether due or to become due and whether now existing or hereafter arising under the Lytton Notes and Lytton Agreement and all extensions and renewals thereof (the "Indebtedness"). The Guarantor undertakes this continuing, absolute, and unconditional guaranty of the aforementioned payment and performance by Borrower notwithstanding that any portion of the Indebtedness shall be void or voidable as between the Borrower and any of its creditors, including, without limitation, any bankruptcy trustee of the Borrower.

     Section 3.  Waiver.  This absolute, continuing, unconditional guaranty
     ---------   ------
is a guaranty of payment and not a guaranty of collection. Upon Borrower's failure to pay the Indebtedness promptly when due, Lender, at its sole option, may proceed against the Guarantor to collect the Indebtedness, with or without proceeding against the Borrower, any co-maker or co-surety or co-guarantor, any indorser or any collateral held as security for the Indebted-ness. The Guarantor waives any right to require that any action be brought against the Borrower or to require that resort be had to any security or other right or remedy which may be available to Lender. Any and all payments upon the Indebtedness made by the Borrower, the Guarantor, or any other person, and the proceeds of any and all collateral securing the payment of the Indebtedness and this Guaranty, may be applied by Lender in whatever manner it may determine in its sole discretion. The Guarantor agrees to reimburse Lender for all reasonable expenses of any nature whatsoever including, without limitation, reasonable attorneys' fees, incurred or paid by Lender in exercising any right, power, or remedy conferred by this Guaranty. Until the Indebtedness is paid in full, the Guarantor shall not exercise any right of subrogation with respect to payments made by the Guarantor pursuant to this Guaranty.

     The obligations of the Guarantor set forth in this Guaranty shall extend to all amendments, supplements, modifications, renewals, replacements or extensions of the Indebtedness at any rate of interest. The liability of the Guarantor and the rights of Lender under this Guaranty shall not be impaired or affected in any manner by, and the Guarantor hereby consents in advance to and waives any requirement of notice for, any (1) disposition, impairment, release, surrender, substitution, or modification of any collateral securing the Indebtedness or the obligations created by this Guaranty or any failure to perfect a security interest in any collateral through no fault on the part of Lender; (2) release (including adjudication or discharge in bankruptcy) or settlement with any person primarily or secondarily liable for the Indebted-ness (including, without limitation, any maker, indorser, guarantor or surety); (3) delay in enforcement of payment of the Indebtedness or delay in enforcement of this Guaranty; (4) delay, omission, waiver, or forbearance in exercising any right or power with respect to the Indebtedness or this Guaranty; (5) defense arising from the enforceability or validity of the Indebtedness or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto: (6) any defenses or counterclaims that the Borrower may assert on the Indebtedness, including but not limited to failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction and usury; or (7) other act or omission which might constitute a legal or equitable discharge of the Guarantor. The Guarantor waives presentment, protest, demand for payment, any right or set-off, notice of dishonor or default, notice of acceptance of this Guaranty, notice of the incurring of any of the Indebtedness and notice of any other kind in connection with the Indebtedness or this Guaranty.

     Section 4.  Insolvency of Borrower.  The Guarantor agrees that in the
     ---------   ----------------------
event of (i) the dissolution or insolvency of the Borrower, (ii) the inability of the Borrower to pay its debts as they become due, (iii) an assignment by the Borrower for the benefit of its creditors, or (iv) the institution of any bankruptcy or other proceeding by the Borrower or the filing of an involuntary bankruptcy proceeding against Borrower alleging that the Borrower is insolvent or unable to pay its debts as they become due (provided however, that Borrower shall have sixty (60) days in which to cause the petition to be released or dismissed if, in Lender's reasonable judgment, such petition is likely to be released or dismissed within such sixty (60) days); and whether or not such event shall occur at a time when the Indebtedness was then due and payable, the Guarantor shall pay the Indebtedness to Lender promptly upon demand as if the Indebtedness was then due and payable. The Guarantor hereby waives any claim, right or remedy which the Guarantor may now have or here-after acquire against Borrower that arises hereunder and/or from the performance by the Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribu-tion, indemnification, or participation in any claim, right or remedy of Lender against Borrower or any security which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

     The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, interest or any other amount with respect to the Indebtedness is rescinded or must otherwise be restored by Lender upon the bankruptcy or reorganization of the Borrower, any other person or otherwise.

     Upon any portion of the Indebtedness becoming due and not being fully paid and satisfied, the total sum then due hereunder may immediately be charged against any account or accounts maintained by the Guarantor with Lender, without notice to or further consent from the Guarantor. The Guarantor shall promptly provide such financial information as the holder shall reasonably request from time to time.

     Lender shall not be compelled to resort first to any collateral for payment of any of the Indebtedness, but may at its election require the obligation to be paid by the Guarantor, with or without suit. The provisions of this Guaranty shall apply to any new or additional collateral given by the Guarantor to further secure the Indebtedness and the obligations created by this Guaranty.

     Section 5.  Security.  This Guaranty will be secured by a Security
     ---------   --------
Agreement granting Lender a security interest in all of Guarantor's Accounts, Equipment, General Intangibles, Inventory and all other items of personal property now owned or hereafter acquired by the Guarantor or in which the Guarantor has granted or may in the future grant a security interest to the Bank hereunder ("Collateral").

     Section 6.  Waiver of Jury Trial.  As a specifically bargained induce-
     ---------   --------------------
ment for Lender to extend credit to Borrower: (i) THE GUARANTOR HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING

RELATED TO THIS GUARANTY OR ARISING IN ANY WAY FROM THE INDEBTEDNESS OR TRANSACTIONS INVOLVING LENDER AND THE DEBTOR AND (ii) THE GUARANTOR
HEREBY DESIGNATES ALL COURTS OF RECORD SITTING IN DAYTON, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING FROM OR OUT OF
THIS GUARANTY, ITS MAKING, VALIDITY OR PERFORMANCE, MAY BE PROSECUTED AS
TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNA-TION THE GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURTS.

     Section 7.  Successors and Assigns.  This Guaranty shall inure to the
     ---------   ----------------------
benefit of and bind the parties hereto, their successors and assigns, and their legal representatives or heirs. Lender may, at its option, assign this Guaranty to any other party who is or becomes the indorsee or assignee of any part of the Indebtedness or who is in possession of or the bearer of any part of the Indebtedness that is payable to the bearer, and the Guarantor shall continue to be liable under this Guaranty to such other party to the extent of such indorsed, assigned, or possessed Indebtedness.

     Section 8.  Confession of Judgment.  The Guarantor authorizes any
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attorney at law, including an attorney engaged by Lender, to appear in
Hamilton County or Montgomery County, Ohio, or in any other court of record in the State of Ohio or any other State or Territory of the United State, after the indebtedness evidenced hereby, or any part thereof, becomes due and waive the issuance and service of process and confess judgment against the Guarantor in favor of Lender, for the amount then appearing due, together with costs of suit, and thereupon, to release all errors and waive all rights of appeal and stay of execution. The Guarantor hereby expressly waives any conflict of interest that Lender's attorney may have in confessing such judgment against the Guarantor and expressly consents to the confessing attorney receiving a legal fee from Lender or confessing such judgment against the Guarantor. This warrant of attorney to confess judgment is a joint and several warrant of attorney. The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the Guarantor.

     WARNING--BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE
     AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY
     BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE, AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty on the day and year first above written.

WITNESSES                              GUARANTOR

                                       TECHDYNE, INC.
                                       a Florida corporation

/s/ Anne Marie Linnert                    /s/ David Watts

----------------------------------     By---------------------------------
                                           David Watts
/s/ M. Shannon Martin, Esq.            Its Chief Financial Officer

----------------------------------

                                       LENDER

                                       THE PROVIDENT BANK,
                                       an Ohio banking corporation

/s/ Anne Marie Linnert                    /s/ Clifford M. Bishop

----------------------------------     By---------------------------------
                                          Clifford M. Bishop
/s/ M. Shannon Martin, Esq.               Vice President

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